UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 10, 2024

(Date of Report)

COYNI, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-22711	76-0640970
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

3131 Camino Del Rio N, Suite 1400, San Diego, CA 92108
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(855) 201-1613
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note Regarding Amendment

Coyni, Inc. (the “Company”) files this amendment to its Form 8-K dated November 6, 2023 in order to provide updated information regarding amendments made to the Stock Purchase Agreement dated April 17, 2023, as subsequently amended on December 27, 2023. This amendment is being filed to reflect the accurate amount of shares sold in connection with the aforementioned Stock Purchase Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Former Officer and Director

On February 24, 2023, Ang Woon Han, through written consent signed by him in his capacity of the majority and controlling shareholder of Loqicquest, Inc., now known as Coyni, Inc. (the “Company”) by virtue of his holding of all issued and outstanding Series C Voting Preferred Stock (equivalent to 900,000 shares of common stock for voting purposes) and Series D Voting Preferred Stock (equivalent to 1,877,500 shares of common stock for voting purposes), collectively the “Preferred Shares,” was appointed a director on the Board of Directors. On this same date, the Company entered into an Employment Agreement with Ang Woon Han to serve as a director, and in consideration thereof, Mr. Han was issued 98,000,000 shares of common stock, par value $0.001.

Mr. Han resigned as a director on April 7, 2023. In his resignation letter, Mr. Han indicated that his resignation was not “…the result of any disagreement with the Company on any matter relating to its operations, policies or procedures.” The Chief Financial Officer and Principal Accounting Officer of the Company, Cheng Yew Siong, likewise resigned making the same representation as Mr. Han regarding no disagreements with the Company.

On or about April 17, 2023 Mr. Han executed a Share Purchase Agreement which was later amended on December 27, 2023. Mr. Han, as the controlling shareholder of the Company, closed on the sale of his 98,000,000 shares of common stock in the Company in a private sales transaction, plus his Preferred Shares, to Ryvyl, Inc., which represented the majority and controlling interest in the Company resulting in a change in control of the Company, as set forth in the Company Form 10-Q/A for the quarter ending March 31, 2023. The Share Purchase Agreement closed with the release of the balance of escrowed funds on January 10, 2024.

Appointment of New Officers and Directors

On April 24, 2023, Ryvyl appointed Ben Errez, Ezra Laniado, and Genevieve Baer to the Board of Directors, and the directors proceeded to appoint Ben Errez and Jasmine Farrington as Chief Executive Officer and Secretary, respectively. These appointments were subsequently certified and confirmed on October 18, 2023, through a shareholder certificate and Board certificate. As of the date of these disclosures, the Board of Directors and officers remain unchanged, and there are no material compensatory arrangements at this time. The Board of Directors have no family relationship disclosable pursuant to Item 401 of Regulation S-K.

Information Provided Pursuant to Item 401(e)

Ben Errez, age 62, is our Chairman of the Board, and President and Chief Executive Officer (and principal accounting officer). He has acted as Chairman of the Board of Directors, Executive Vice President, Principal Financial Officer and Principal Accounting Officer for RVYL since July 2017. Since 2017, Errez has been a principal of the GreenBox Business. From August 2004 until August 2015, Errez formed the start-up IHC Capital, where he held the position of Principal Consultant from founding to the present date, through which he advises clients in the South Pacific region with market capitalizations ranging from $50M to $150M on matters such as commerce, security, reliability and privacy. From January 1991 to August 2004, he served as Software Development Lead for the Microsoft International Product Group. He led the International Microsoft Office Components team (Word, Excel, PowerPoint) in design, engineering, development and successful deployment. He also served as Executive Representative of Microsoft Office and was a founding member of the Microsoft Trustworthy Computing Forum, both within the company, and internationally. Errez co-authored the first Microsoft Trustworthy Computing Paper on Reliability. At Microsoft, Mr. Errez was responsible for the development of the first Microsoft software translation Software Development Kit (“SDK”) in Hebrew, Arabic, Thai and Simplified Chinese, as well as the development of the first bidirectional extensions to Rich Text Format (“RTF”) file format, all bidirectional extensions in text converters for Microsoft Office, and contributed to the development of the international extensions to the Unicode standard to include bidirectional requirements under the World Wide Web Consortium (“W3C”). He received his Bachelor Degree in Mathematics and Computer Science from the Hebrew University.

Ezra Laniado, age 39, is a director. He has served as a Director for RYVL since February 2021 and has, since 2018, been Executive Director of the San Diego chapter of Friends of Israel Defense Forces and, since 2017, been Regional Director of the San Diego chapter of the Israeli-American Council, two American charitable organizations providing support and funds for Israel and the Israeli community in America. In such capacity, Laniado has raised over $5 million in donations and managed over 30 volunteers. From 2014 to 2017, Laniado was Co-Founder and Business Director of Shonglulu Group, a fashion brand. As Business Director, Laniado raised capital, coordinated the company’s marketing strategy, and implemented its business plan. Prior to 2014, Laniado was an attorney in Israel for 4 years. Laniado received a B.A. and an L.L.B. from the Interdisciplinary Center Herzliya.

Genevieve Baer, age 45, is a director. She has served as a Director for RVYL since February 2021 and has been chief executive officer of JKH Consulting since 2009. JKH Consulting is a real estate finance consulting firm that has advised on transactions with a collective value of over $10 billion. Prior to her work with JKH Consulting, Baer worked at Magnet Industrial Bank for 6 years at the end of which tenure she was a Senior Vice President. Baer also worked at US Bancorp Piper Jaffray for 9 years as a Vice President working on equity and debt real estate financings. Baer earned a B.S. in chemistry from the University of Utah.

Item 8.01 Other Events.

On September 11, 2014, as set forth in prior filings, the Company engaged in a change in control event resulting in Mr. Han becoming the majority and controlling shareholder in the Company. Despite customary efforts of the current members of the Board of Directors, and those officers of Ryvyl, as the acquiring party to the controlling interests of the Company (as set forth above), the members of the Board of Directors were not able to obtain minutes or consents from annual meetings for years 2014 through 2022, and other than disclosures from prior filings and representations and warranties from Mr. Han and the Company in the purchase agreement related to Mr. Han’s sale of his controlling interest in the Company to Ryvyl, the Board has no independent knowledge as to whether annual meetings were held, or whether directors appointed at such meetings were voted to the Board or their prior appointments were ratified. The current Board of Directors intends on having its 2023 annual shareholder meeting pursuant to Section 2.3 of its Bylaws prior to the end of 2023, subject to the right of the majority shareholder adjourning the same under the Bylaws.

The current Board of Directors has further discovered that the directors, prior to the change in control identified herein, failed to meet certain corporate formalities under the Nevada Revised Statutes (“NRS”) between 2018 and 2023, and more specifically, complying with NRS 78.130, which requires every corporation registered in the State of Nevada must have an appointed president, secretary and treasurer, or the equivalent thereof. The Board of Directors has come to this conclusion based solely on the lack of annual or special Board of Directors’ resolutions appointing such officers during this time period, and the lack of annual reports filed with the State of Nevada during these time periods. Despite such annual reports missing, NRS 78.130 states that the failure to elect officers (if indeed the prior Board of Directors failed to do so) “…does not require the corporation to be dissolved,” thus the Company continued to exist and operate. On April March 23, 2023, the Certificate of Revival of the Company was filed with the State of Nevada listing Mr. Han and Cheng Y Siong as officers and directors (subsequently corrected to reflect Mr. Errez as the authorized officer to file such certificate). On April 24, 2023, following the change in control, the Board of Directors appointed new officers, as set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COYNI, INC.

By:	/s/ Ben Errez
Ben Errez
Its: Chief Executive Officer
Dated: January 15, 2024